UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):

                                August 26, 2004


                                CenturyTel, Inc.

             (Exact name of registrant as specified in its charter)


           Louisiana                1-7784              72-0651161
       (State or other        (Commission File        (IRS Employer
       jurisdiction of             Number)         Identification No.)
         incorporation)

                  100 CenturyTel Drive, Monroe, Louisiana 71203
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (318) 388-9000

Item 8.01.  OTHER EVENTS

       On August 26, 2004, the Company issued the following press release.


August 26, 2004                 FOR MORE INFORMATION CONTACT: IMMEDIATE RELEASE
                                CenturyTel Media: Annmarie Sartor 318.388.9671 annmarie.sartor@centurytel.com
                                CenturyTel Investors: Tony Davis 318.388.9525 tony.davis@centurytel.com
                                EchoStar Media: Steve Caulk 303.723.2010 steve.caulk@echostar.com

CenturyTel and EchoStar sign strategic partnership agreement to offer CenturyTel | DISH Network satellite TV services

MONROE, La. and ENGLEWOOD, Colo. Aug. 26, 2004 -- CenturyTel, Inc. (NYSE: CTL) and EchoStar Communications Corporation (NASDAQ: DISH) announced today a strategic partnership that will allow it to provide CenturyTel | DISH Network satellite television to households in 22 states served by CenturyTel. The relationship allows CenturyTel to offer customers multi-channel digital TV as part of its full suite of bundled product and service offerings. CenturyTel expects to begin offering its co-branded satellite TV services by the end of the year in a one-bill, one-point-of-contact service.

     "Integrating video entertainment services into our product and service bundles offers our customers more choice, value and convenience," said Glen F. Post, III, CenturyTel chairman and CEO. "This agreement puts CenturyTel in a strong strategic position to compete with other service providers in our markets and should help drive additional revenue."

     Under this arrangement, CenturyTel will be the primary point of contact for CenturyTel | DISH customers with responsibility for marketing, account management and billing-related inquiries. Programming, installation and technical support will be handled by a co-branded DISH Network team.

     "We're pleased with this opportunity to provide CenturyTel customers the savings and convenience of a single bill and single point of contact for DISH Network's all-digital TV and CenturyTel communications services," said Charles Ergen, chairman and chief executive officer at EchoStar. "We are also excited about the additional leverage that this partnership gives us in our efforts to educate consumers on the benefits of satellite over cable."

     CenturyTel will market the satellite TV product as CenturyTel | DISH Network, offering CenturyTel customers hundreds of popular, all-digital TV channels including movies, sports, news, music and high-definition TV programming. The satellite TV product will be part of a bundle that may include local and long distance telephone service, multiple feature offerings and dial-up or high-speed DSL Internet service.

Key Elements of the Co-Branded Partnership Include

     o Unified Customer Experience - CenturyTel will manage the customer relationship, allowing consumers to order, arrange installation and activate service from one source.
     o Single Bill - CenturyTel | DISH Network customers will be billed for their TV services as part of a single CenturyTel bill.
     o Bundling Flexibility - CenturyTel customers will have additional choice, better value and greater convenience in their communications and entertainment service bundles.
     o Co-Branding - The TV service will be co-branded as CenturyTel | DISH Network, delivering strategic marketing benefits for both EchoStar and CenturyTel.
     o CenturyTel Investment - CenturyTel will make a $25 million investment in EchoStar in the form of a convertible note.

     CenturyTel, Inc. provides communications services including local, long distance, Internet access and data services to customers in 22 states. The company, headquartered in Monroe, Louisiana, is publicly traded on the New York Stock Exchange under the symbol CTL, and is included in the S&P 500 Index. CenturyTel is the 8th largest local exchange telephone company, based on access lines, in the United States. Visit CenturyTel at www.centurytel.com.

     EchoStar Communications Corporation (Nasdaq: DISH) serves more than 10.1 million satellite customers through its DISH Network(TM) and is a leading U.S. provider of advanced digital television services. DISH Network's services include hundreds of video and audio channels, Interactive TV, HDTV, sports and international programming, together with professional and 24-hour customer service. DISH Network is the leader in the sale of digital video recorders
(DVRs). J.D. Power and Associates ranks DISH Network No. 1 in Customer Satisfaction among Cable/Satellite TV Subscribers. Visit EchoStar's DISH Network at www.dishnetwork.com or call 1-800-333-DISH.


                                  SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        CenturyTel, Inc.

Dated:   August 27, 2004                By: /s/ Neil A. Sweasy
                                        ----------------------
                                        Neil A. Sweasy
                                        Vice President and Controller